Consent of Ernst & Young LLP, Independent
                       Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R, Class Y and Class Z Shares' Prospectuses of Pioneer Fund; and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Class A, Class B, Class C, Class R, Class Y and Class Z Shares' Statement of Additional Information of Pioneer Fund; and to the incorporation by reference of our report, dated February 22, 2010, on the financial statements and financial highlights of Pioneer Fund in the Annual Report to the Shareowners for the year ended December 31, 2009 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 84 to the Registration Statement (Form N-1A, No. 2-25980) of Pioneer Fund.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 26, 2010